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                                                                       EXHIBIT 5


                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

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
      KNOXVILLE OFFICE                                                                                       MEMPHIS OFFICE
 900 SOUTH GAY STREET, SUITE 1700                315 DEADERICK STREET, SUITE 2700                      THE TOWER AT PEABODY PLACE
     KNOXVILLE, TN 37902                         NASHVILLE, TENNESSEE 37238-0002                      100 PEABODY PLACE, SUITE 950
       (865) 521-6200                                     (615) 742-6200                                MEMPHIS, TN 38103-2625
                                                        www.bassberry.com                                   (901) 543-5900

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                                 April 24, 2001


O'Charley's Inc.
3038 Sidco Drive
Nashville, TN  37204

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the O'Charley's 2000 Stock Incentive Plan (the "Plan") to be filed by you with the Securities and Exchange Commission covering 3,000,000 shares (the "Shares") of no par value common stock of O'Charley's Inc., a Tennessee corporation (the "Company"), issuable pursuant to the Plan.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Bass, Berry & Sims PLC